EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the CARBO Ceramics Inc. Omnibus Incentive Plan of our reports dated February 26, 2009, with respect to the consolidated financial statements and schedule of CARBO Ceramics Inc., and the effectiveness of internal control over financial reporting of CARBO Ceramics Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New Orleans, Louisiana

June 17, 2009